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                                                                    EXHIBIT 10.8

                                                               EXECUTION VERSION

                                 AMENDMENT NO. 2

                         TO MASTER REPURCHASE AGREEMENT

         Amendment No. 2, dated as of September 29, 2002 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and CRESLEIGH FINANCIAL SERVICES LLC (the "Seller").

                                    RECITALS

         The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 1, 2002, as amended by Amendment No. 1, dated as of May 30, 2002 (the "Existing Repurchase Agreement" as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

         The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

         Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

         SECTION 1. Agreement. The Existing Repurchase Agreement is hereby amended by deleting all references to the "Due Diligence Holdback Account" and "Due Diligence Holdback Amount", including the definitions thereof, all conditions precedent, representations and warranties, and covenants related thereto.

         SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended as follows:

         (a) by deleting the definition of "Market Value" in its entirety and replacing it with the following language:

         "Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer (and, to the extent that such reduction causes a Margin Call pursuant to Section 6(a), such reduction shall be communicated to Seller) if:

                  (i) a material breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan which adversely affects its collectibility or Market Value has occurred and is continuing;



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                  (ii)     such Purchased Mortgage Loan is a Non-Performing
         Mortgage Loan;

                  (iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Takeout Investor pursuant to a Bailee Letter) for a period in excess often (10) calendar days;

                  (iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

                  (v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than 90 days;

                  (vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan, for which the Mortgage File has not been delivered to the Custodian on or prior to the seventh Business Day after the related Purchase Date;

                  (vii) when the Mortgage Loan is a Second Lien Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $5 million;

                  (viii) when the Mortgage Loan is a Sub-Prime Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $33 million; or

                  (ix) during the first five (5) Business Days and the last three (3) Business Days of each calendar month, when the Mortgage Loan is a Wet-Ink Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 40% of the Maximum Aggregate Cash Purchase Price.

                  (x) other than during the first five (5) Business Days and the last three (3) Business Days of each calendar month, when the Mortgage Loan is a Wet-Ink Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Cash Purchase Price.

         (b) By deleting the definition of "Maximum Aggregate Cash Purchase Price" in its entirety and replacing it with the following language:

         "Maximum Aggregate Cash Purchase Price" means FIFTY MILLION DOLLARS ($50,000,000).

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         (c)      By deleting the definition of the "Pricing Rate" and replacing it with the following:

         "Pricing Rate" means LIBOR plus:

                  (a) 1.50% with respect to Transactions the subject of which are Conforming Loans (other than Wet-Ink Mortgage Loans)

                  (b) 1.50% with respect to Transactions the subject of which are Jumbo Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (c) 1.50% with respect to Transactions the subject of which are Alt A Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (d) 1.50% with respect to Transactions the subject of which are Sub Prime Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (e) 1.50% with respect to Transactions the subject of which are Second Lien Mortgage Loans (other than Wet-Ink Mortgage Loans);

                  (f) 2.00% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans;

                  (g) the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage Loans.

         The Pricing Rate shall change in accordance with LIBOR, as provided in
         Section 5(a).

         (d) by inserting the following definition in its proper alphabetical order:

         "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-i or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares

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of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (0 of this definition.

         SECTION 3. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended as follows:

         (a) By deleting subclause (a) in its entirety and replacing it with the following:

         "Adjusted Net Worth. Seller shall maintain an Adjusted Net Worth of at least $7 million."

         (b) By deleting subclause (b) in its entirety and replacing it with the following:

         "Indebtedness to Adjusted Net Worth Ratio. Seller's ratio of Indebtedness to Adjusted Net Worth shall not exceed 20:1."

         (c)      By adding the following subclause (ee) at the end thereof:

         "(ee) Cash Equivalents. The Seller shall ensure that it has Cash Equivalents at all times in an amount not less than $1,250,000"

         SECTION 4. Conditions Precedent. This Amendment shall become effective on September 29, 2002 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

         4.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

                  (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and the Seller;

                  (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

         SECTION 5. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in
Section 13 of the Repurchase Agreement.

         SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

         SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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         SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:                                   CREDIT SUISSE FIRST BOSTON
                                         MORTGAGE CAPITAL LLC,

                                         as Buyer

                                         By: /s/ Jeffrey A. Detwiler
                                             -----------------------------------
                                             Name: Jeffrey A. Detwiler
                                             Title: Managing Director

Seller:                                  CRESLEIGH FINANCIAL SERVICES LLC
                                         as Seller

                                         By: /s/ Craig L. Royal
                                             -----------------------------------
                                             Name: Craig L. Royal
                                             Title: Chief Financial Officer

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